UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016

Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213)745-0500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Herbalife Ltd. (the “Company”) held its 2016 Annual General Meeting of Shareholders on April 28, 2016 (the “Meeting”). The proposals voted upon at the Meeting and the final results of the shareholder vote on each proposal are set forth below. Each of the proposals is summarized in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2016.

(1)	Election of directors

	For	Against	Abstain	Broker Non-votes
Michael O. Johnson	66,317,113	1,106,235	437,842	14,159,860
Jeffrey T. Dunn	67,150,621	270,216	440,353	14,159,860
Richard P. Bermingham	66,667,995	752,292	440,903	14,159,860
Pedro Cardoso	65,091,436	2,329,381	440,373	14,159,860
Dr. Richard Carmona	66,470,532	948,412	442,246	14,159,860
Jonathan Christodoro	63,782,144	3,636,071	442,975	14,159,860
Keith Cozza	64,613,405	2,805,110	442,675	14,159,860
Hunter C. Gary	64,530,225	2,888,243	442,722	14,159,860
Jesse A. Lynn	66,332,679	1,085,939	442,572	14,159,860
Michael Montelongo	67,334,375	84,189	442,626	14,159,860
James L. Nelson	67,314,664	103,304	443,222	14,159,860
Maria Otero	66,914,036	505,172	441,982	14,159,860
John Tartol	65,038,592	2,382,537	440,061	14,159,860

(2)	Approval, on an advisory basis, of the Company’s executive compensation

For	Against	Abstain	Broker Non-votes
63,406,559	3,969,423	485,208	14,159,860

(3)	Ratification of the Company’s independent registered public accountants for the fiscal year ending December 31, 2016

For	Against	Abstain	Broker Non-votes
81,157,212	254,177	609,661	—

(4)	Approval of an amendment and restatement to the Company’s 2014 Stock Incentive Plan, to, among other things, increase the number of common shares available for issuance under such plan

For	Against	Abstain	Broker Non-votes
41,258,403	26,129,755	473,032	14,159,860

(5)	Re-approval of the performance goals under the Company’s Executive Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended

For	Against	Abstain	Broker Non-votes
67,169,571	215,169	476,450	14,159,860

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

April 29, 2016	By:	/s/ Mark J. Friedman
Name: Mark J. Friedman
Title: General Counsel